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                                                                  Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Continucare Corporation on Form S-3 of our report dated August 9, 1996, except for paragraphs six through eleven of Note 11, as to which the date is October 2, 1996, appearing in the Annual Report on Form 10-KSB-A of Continucare Corporation for the period ended June 30, 1996 and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida


November 22, 1996